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                                   AMENDMENT NO. 1
                                         TO
                                  POOLING AGREEMENT


                    AMENDMENT NO. 1, dated September 5, 1995, among Carcorp, Inc., a Delaware corporation (the "Company"), Collins & Aikman Products Co., a Delaware corporation, as master servicer (the "Master Servicer"), and Chemical Bank, as trustee (the "Trustee") to that certain Pooling Agreement, dated as of March 30, 1995 (the "Agreement"), among the Company, the Master Servicer and the Trustee.

                    WHEREAS, the Company, the Master Servicer and the Trustee entered into the Agreement providing for, among other things, (i) the creation of a master trust to which the Company has and will transfer all of its right, title and interest in, to and under the Receivables and the other Trust Assets owned by the Company and (ii) the issuance by such master trust of one or more Series of Investor Certificates, the Exchangeable Company Certificate and the Subordinated Company Certificates representing interests in the Receivables and such other Trust Assets; and

                    WHEREAS, the Series 1 Certificates have been issued pursuant to the Series 1995-1 Supplement, dated as of March 30, 1995 (the "Series 1 Supplement"), among the Company, the Master Servicer and the Trustee; and

                    WHEREAS, the Series 2 Certificates have been issued pursuant to the Series 1995-2 Supplement, dated as of March 30, 1995 (the "Series 2 Supplement"), among the Company, the Master Servicer, Societe Generale, as Agent, and the Trustee; and

                    WHEREAS, Section 10.1(a) of the Agreement permits the Agreement to be amended from time to time pursuant to the provisions set forth therein; and

                    WHEREAS, the parties hereto wish to amend the Agreement as set forth herein;

                    NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement, the Series 1 Supplement or the Series 2 Supplement, as the case may be.

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                    2.   (a)  Section 2.7(j) of the Agreement is hereby
          amended in its entirety to read as follows:

                    (j) Maintain a net worth of not less than $25,000,000 at all times which net worth shall not include any amounts outstanding under (i) the Parent Note, (ii) the Subordinated Notes or (iii) any advances or loans made by the Company to C&A Products or the Canadian Seller permitted by Section 2.8(h).

                    (b) Section 2.8(h) of the Agreement is hereby amended in its entirety to read as follows:

                    (h) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for (i) the Receivables and the other Trust Assets and (ii) an advance or loan made to C&A Products or the Canadian Seller, provided that there are no amounts then outstanding under (A) the U.S. Dollar Subordinated Note or Parent Note, in the case of an advance or loan made to C&A Products, or (B) the Canadian Dollar Subordinated Note, in the case of an advance or loan made to the Canadian Seller, and, both before and after giving effect to such investment, no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing. Notwithstanding the above, no advance or loan made to the Canadian Seller shall exceed the amount that the Company could then lawfully pay as a dividend on its common stock.

                    3. Except as otherwise set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

                    4. This Amendment No. 1 may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.


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                    IN WITNESS WHEREOF, the parties hereto have executed
          this Amendment No. 1 to the Agreement as of the day and year first above written.


                                   CARCORP, INC., as Company


                                   By: /s/ Monte L. Miller
                                      Name:  Monte L. Miller
                                      Title: President


                                   COLLINS & AIKMAN PRODUCTS CO.,
                                    as Master Servicer


                                   By: /s/ J. Michael Stepp
                                      Name:  J. Michael Stepp
                                      Title: Executive Vice President and
                                             Chief Financial Officer


                                   CHEMICAL BANK, not in its individual
                                    capacity but solely as Trustee


                                   By: /s/ Charles E. Dooley
                                      Name:  Charles E. Dooley
                                      Title: Vice President


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